UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2016

THOMPSON CREEK METALS COMPANY INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120
(Address of Principal Executive Offices)

(303) 761-8801
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On June 24, 2016, Thompson Creek Metals Company Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”) in Littleton, Colorado. The final results for each of the proposals submitted to a vote of shareholders at the Annual Meeting are set forth below.

(a)         The nominees for election to the Board of Directors were elected, until the next annual meeting of shareholders to be held in 2017 or until their successors are duly elected and qualified, based on the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Denis C. Arsenault	50,994,445	6,045,335	56,627,212
Carol T. Banducci	52,603,240	4,436,540	56,627,212
Kevin C. Drover	51,334,899	5,704,881	56,627,212
James L. Freer	52,585,580	4,454,200	56,627,212
James P. Geyer	52,641,311	4,398,469	56,627,212
Anne E. Giardini	52,478,509	4,561,271	56,627,212
Timothy J. Haddon	51,569,719	5,470,061	56,627,212
Jacques Perron	51,456,564	5,583,216	56,627,212

(b) The proposal to appoint KPMG LLP as the Company’s independent registered public accounting firm from their engagement through the next annual meeting was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
104,616,515	8,051,740	735,830	—

(c)          The proposal regarding the advisory vote to approve the compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
39,791,255	16,286,900	961,625	56,627,212

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

Date: June 28, 2016	By:	/s/ Pamela L. Saxton
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer